SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  APRIL 4, 2002
                        (Date of Earliest Event Reported)

                              EOG RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    1-9743                   47-0684736
      (State or other       (Commission File Number)        (IRS Employer
       jurisdiction                                     Identification Number)
     of incorporation)

                                 333 CLAY STREET
                                   SUITE 4200
                            HOUSTON, TEXAS 77002-4103
          (Address of principal executive offices, including Zip Code)

                                 (713) 651-7000
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

      EOG Resources, Inc., a Delaware corporation (the "Company"), entered into an agreement (the "EOG Share Agreement"), dated as of April 4, 2002, by and among the Company, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., a cooperative institution organized under the laws of The Netherlands ("Rabobank") and Royal Bank of Canada, a corporation organized under the laws of Canada ("RBC") to govern various aspects of their future relationships, including certain obligations of the Company and certain limitations on the actions of Rabobank and RBC with respect to the Company and on their ability to sell, transfer, pledge or otherwise dispose of ("transfer") certain shares of the Company.

      The EOG Share Agreement, among other matters, sets forth restrictions on the transfer of up to 11,500,000 shares of the Company's common stock, par value $0.01, of which Rabobank or RBC may obtain beneficial ownership or have a right to dispose (the "EOG Shares"). The transfer restrictions contained in the EOG Share Agreement are based on the transfer restrictions placed on Enron Corp., an Oregon corporation ("Enron") pursuant to the Share Exchange Agreement, dated as of July 19, 1999, which the Company and Enron entered into (the "Share Exchange Agreement"), and the transfer restrictions placed on certain Enron-affiliated entities (the "Enron-affiliated Entities") pursuant to a Consent Agreement, dated November 28, 2000, between the Company, Enron and the Enron-affiliated Entities (the "Consent Agreement"). The EOG Share Agreement resolves a disagreement between the parties thereto relating to the interpretation of the transfer restrictions contained in the Share Exchange Agreement and the Consent Agreement. Each of the Share Exchange Agreement, the Consent Agreement, and the EOG Share Agreement are attached to this Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference herein.

      The transfer limitations of the Share Exchange Agreement are, in the Company's view, substantially the same as those applicable to Rabobank and RBC pursuant to the EOG Share Agreement except for clause (f) of Section 2, which was added for the benefit of Rabobank and RBC. The Company intends to recognize transfers of the EOG Shares only if such transfers are made in accordance with the limitations set forth in the Share Exchange Agreement, the Consent Agreement and the EOG Share Agreement.

Amendment of Rights Plan.

      In accordance with the EOG Share Agreement, the Company amended its Rights Agreement dated as of February 14, 2000, as amended, between the Company and EquiServe Trust Company of New York (as Rights Agent) (the "Rights Amendment") to provide that notwithstanding the existing language of Section 1(a) thereof, Rabobank will not be deemed an "Acquiring Person" so long as it beneficially owns, in addition to its beneficial ownership interest in the EOG Shares (including any direct ownership interest thereof which may arise as a result of a purchase of the EOG Shares by Rabobank), not more than 1,500,000 shares in the aggregate of the Company Common Stock all of which are beneficially owned as a result of the ordinary course operations conducted by it or its subsidiaries which are engaged in the asset management business and such shares are not held with any purpose or effect of changing or influencing control of Company. The Amendment is attached to this Form 8-K as Exhibit 99.4 and is incorporated by reference herein.

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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits

      4.1 Amendment, dated as of April 11, 2002, to the Rights Agreement, dated as of February 14, 2000, between EOG and EquiServe Trust Company of New York, as amended.

      10.1 Share Exchange Agreement, dated as of July 19, 1999, by and between Enron Corp. and EOG (Exhibit 2 to Form S-3 Registration Statement No. 333-83533, filed July 23, 1999).

      10.2 Consent Agreement, dated November 28, 2000, by and between EOG, Enron Corp., Enron Finance Partners, LLC, Enron Intermediate Holdings, LLC, Enron Asset Holdings, LLC and Aeneas, LLC (Exhibit 10.4(d) to EOG's Annual Report on Form 10-K for the year ended December 31, 2001).

      10.3 EOG Share Agreement, dated as of April 4, 2002, by and among EOG, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. and Royal Bank of Canada.



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


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EOG Resources, Inc.


Date:  April 11, 2002                 By:  /s/ Timothy K. Driggers
                                           ------------------------------------
                                           Name:  Timothy K. Driggers
                                           Title: Vice President Accounting
                                                  and Land Administration
                                                  (Principal Accounting Officer)


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


                                  EXHIBIT INDEX


      4.1 Amendment, dated as of April 11, 2002, to the Rights Agreement, dated as of February 14, 2000, between EOG and EquiServe Trust Company of New York, as amended.

      10.1 Share Exchange Agreement, dated as of July 19, 1999, by and between Enron Corp. and EOG (Exhibit 2 to Form S-3 Registration Statement No. 333-83533, filed July 23, 1999).

      10.2 Consent Agreement, dated November 28, 2000, by and between EOG, Enron Corp., Enron Finance Partners, LLC, Enron Intermediate Holdings, LLC, Enron Asset Holdings, LLC and Aeneas, LLC (Exhibit 10.4(d) to EOG's Annual Report on Form 10-K for the year ended December 31, 2001).

      10.3 EOG Share Agreement, dated as of April 4, 2002 , by and among EOG, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. and Royal Bank of Canada.




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